SUBSCRIPTION AGREEMENT

EMPIRICAL VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this 6th day of May 7, 2004 between EMPIRICAL VENTURES, INC., a Nevada corporation (the "Company") and Derek Ward (the "Subscriber").

WHEREAS:

A.

The Subscriber is a company controlled by a director of the Company.

B.

The Subscriber desires to acquire 5,000,000 shares of common stock of the Company at a price of $0.001 US per share (the "Shares").

A.

The Company desires to accept the Subscriber’s subscription for the Shares.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.

SUBSCRIPTION FOR SHARES

1.1

Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company at a price equal to $0.001 US per Share and the Company agrees to sell the Shares to the Subscriber

1.2

The purchase price is payable by the Subscriber to the Company contemporaneously with the execution and delivery of this Subscription Agreement.

1.3

The certificates representing the Shares sold pursuant to this Offering will be “restricted shares”, as contemplated under United States Securities Act of 1933, and will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

1.4

The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber’s address indicated herein.

2.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1

The Subscriber hereby severally represents and warrants to the Company as follows:

(A)

The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this subscription;

(B)

(C)

an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(D)

the Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(E)

the Subscriber is a company controlled by a director of the Company;

(F)

the Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

(G)

The Subscriber hereby acknowledges that this offering of Shares by the Company has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) to the United States Securities Act.

(H)

the Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

(I)

the Subscriber is not aware of any advertisement of the Shares.

(J)

Subscriber is acquiring the Shares subscribed to hereunder as an investment for Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

(K)

Subscriber does not have any contract, undertaking, agreement or arrangement with any person  to sell, transfer or grant participation  to such person, or to any third person, with respect to any of the Shares sold hereby;

(L)

Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

(M)

Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

3.

REPRESENTATIONS BY THE COMPANY

3.1

The Company represents and warrants to the Subscriber that:

(A)

The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)

Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

4.

MISCELLANEOUS

4.1

Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

4.2

The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Number of Shares Subscribed For:	5,000,000 Shares of Common Stock
Signature of Authorized Signatory of Subscriber:
Name of Subscriber:	Derek Ward
Address of Subscriber:

ACCEPTED BY:

EMPIRICAL VENTURES, INC.

                                                                    Signature of Authorized Signatory:

                                                                   Name of Authorized Signatory:

Derek Ward

                                                                 Position of Authorized Signatory:

                                                                        President

                                                                         Date of Acceptance:

                                                                                    May 7, 2004